THIS OFFER EXPIRES AT 5:00 P.M. NEW YORK CITY TIME, ON      *
                          LIBERTY ALL-STAR EQUITY FUND
                 TO SUBSCRIBE FOR SHARES OF BENEFICIAL INTEREST
                            SUBSCRIPTION CERTIFICATE

         Liberty All-Star Equity Fund (the "Fund") issued to its shareholders of record, as of the close of business on ___________ (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for each whole share of beneficial interest, of the Fund ("Share") held on the Record Date, generally entitling the holders thereof to subscribe for new shares (the "Shares") at a rate of one new Share for each ten Rights held (the "Primary Subscription"), with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering to cover over-subscription requests. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus dated _____________ (the "Prospectus"), which is incorporated into this certificate by reference. The owner of this Subscription Certificate is entitled to the number of Rights and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
               FOR A RECORD DATE SHAREHOLDER WHO OWNS 1000 SHARES

--------------------------------------------------------------------------------
                   PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-10)

No. of Shares owned on the Record Date 1000 X 1 = 1000 Rights (one Right for every Share held on the Record Date)

No. of Rights issued on the Record Date 1000 / 10 = 100 new Shares (if the Rights are fully exercised in the Primary Subscription)
--------------------------------------------------------------------------------

                         THE RIGHTS ARE NON-TRANSFERABLE

         The Rights are non-transferable and may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the "NYSE") or any other stock exchange. The Shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on the NYSE under the symbol "USA".

                          ESTIMATED SUBSCRIPTION PRICE

         The Estimated Subscription Price is $       per Share.

                            FINAL SUBSCRIPTION PRICE

         The Final Subscription Price per Share will be 95% of the lower of: (1) the last reported sales price of a Share on the NYSE on (the "Pricing Date"); or
(2) the net asset value of a Share on the Pricing Date.

                          METHOD OF EXERCISE OF RIGHTS

         IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (I) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (II) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., IN EITHER CASE BEFORE 5:00 P.M. NEW YORK CITY TIME, ON ___________, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND ("EXPIRATION DATE").

         Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Liberty All-Star Equity Fund. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., New York City time, on the third business day after the Expiration Date, ____________, unless the Offer is extended by the Fund. For additional information, see the Prospectus.

         Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be delivered to subscribers who requested certificates promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which he or she subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. No interest will be paid to shareholders on such amounts. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within eight (8) business days after the Confirmation Date, ______________, unless the Offer is extended by the Fund.

--------------------------
* Unless extended by the Fund

                             Control #:

                             Number of Rights Issued:

                             Maximum Eligible Shares under Primary Subscription:


                                                             (CONTINUED ON BACK)

--------------------------------------------------------------------------------
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

--------------------------------------------------------------------------------
SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:
|_|  I apply for ALL of my entitlement
     of new Shares pursuant to the
     Primary Subscription                       x $        =  $
                              --------------                    --------------
                           (no. of new Shares)  (per share)*

|_|  In addition, I apply for
     additional Shares pursuant to
     the Over-Subscription
     Privilege**                                x $        =  $
                          ------------------                    --------------
                     (no. of additional Shares) (per share)*

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
|_|      I apply for
                                                x $        =  $
                              --------------                    --------------
                           (no. of new Shares)  (per share)*

Amount of check or money order enclosed                       $
                                                                --------------

|_|      IF YOU WISH TO RECEIVE A SHARE CERTIFICATE, CHECK HERE***

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.
--------------------------------------------------------------------------------
 SECTION 2:  SUBSCRIPTION AUTHORIZATION:

         I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the $_______ Estimated Subscription Price per Share.

         I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.
         Signature of Subscriber(s)

         -----------------------------------------------------------------------
                   (and address if different than that listed
                      on this Subscription Certificate***)


         -----------------------------------------------------------------------


         -----------------------------------------------------------------------

         Telephone number (including area code)   ________________________
--------------------------------------------------------------------------------
---------------------
*     $     per share is an estimated price only. See "The Offer--Payment for
      Shares" on page    of the Prospectus for a discussion of the Estimated
      Subscription Price and the requirements for Payment for Shares. The Final Subscription Price will be determined on the Pricing Date and could be higher or lower depending on any changes in the net asset value and market price of the Shares. Please note that the Estimated Subscription Price used in this Subscription Certificate differs from the Estimated Purchase Price shown on the cover page of the Prospectus, which is presented for illustration purposes only.

** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new Shares pursuant to the Primary Subscription.

*** If you checked the box to receive your Shares in certificate form and want to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have a Medallion Signature Guarantee. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change.

            PLEASE COMPLETE ALL APPLICABLE INFORMATION AND RETURN TO:
                        COMPUTERSHARE TRUST COMPANY, N.A.
 -------------------------------------------------------------------------------
   BY FIRST CLASS MAIL               BY HAND, EXPRESS MAIL OR OVERNIGHT COURIER
 -------------------------------------------------------------------------------
Computershare Trust Company, N.A.    Computershare Trust Company, N.A.
Attn: Corporate Actions              Attn: Corporate Actions
P.O. Box 859208                      161 Bay State Drive
Braintree, MA 02185-9208             Braintree, MA 02184

 -------------------------------------------------------------------------------

      DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, THE ALTMAN GROUP, INC., TOLL FREE AT (800) 499-7619.